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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements (Nos. 333-69276 and 333-58244) on Form S-8 and the registration statement
(No. 333-73900) on Form S-3 of e-centives, Inc. of our reports dated February 1, 2002, except as to Note 15(a), which is as of April 16, 2002, relating to the consolidated balance sheets of e-centives, Inc. and subsidiary as of December 31, 2000 and 2001, and the related consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2001, and related schedule, which reports appear in the December 31, 2001 annual report on Form 10-K of e-centives, Inc.

Our reports dated February 1, 2002, except as to Note 15(a), which is as of April 16, 2002, contain an explanatory paragraph that states that the Company adopted the provisions of FAS 141, "Business Combinations," and certain provisions of FAS 142, "Goodwill and Other Intangibles," in 2001.



/s/ KPMG LLP

McLean, VA
April 16, 2002